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                                                                   EXHIBIT 23.4

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 27, 2004 for 1) Arbor Realty Trust, Inc. and Subsidiaries and 2) the Structured Finance Business of Arbor Commercial Mortgage, LLC, and Subsidiaries in the Registration Statement (Form S-11 No. 333-110472) and related Prospectus of Arbor Realty Trust, Inc. and Subsidiaries.


/s/ Ernst & Young LLP

New York, New York
April 1, 2004